UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

ORYON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34212	26-2626737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4251 Kellway Circle

Addison, Texas 75001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 267-1321

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02	Termination of a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Issuance under Financing Agreement

On August 31, 2012, Oryon Technologies, Inc. (the “Company”) received an additional $250.0 thousand in cash in connection with subscriptions pursuant to the Company’s financing agreement (the “Financing Agreement”) with Maxum Overseas Fund (“Maxum”). The Financing Agreement has been previously disclosed in the Company’s Current Report on Form 8-K, as amended, dated May 4, 2012, which disclosures are incorporated herein by reference. The subscriptions represent the obligation to issue 500,000 shares of common stock (along with warrants having the right to purchase an additional 500,000 shares, each with an exercise price of $0.75 per share and a term of five years). The proceeds from the subscriptions will be used for general corporate purposes.

The shares issued pursuant to the subscriptions will be issued in reliance upon Regulation S of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), to investors who are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act, in offshore transactions (as defined in Rule 902 under Regulation S under the Securities Act), based upon representations made by such investors.

Conversion of Series C Notes

Including receipt of the $250.0 thousand in cash proceeds on August 31, 2012, as described above, the Company has received an aggregate amount of $2.0 million from the issuance of common stock pursuant to the Financing Agreement. As a result, all of the Company’s Series C promissory notes (the “Series C Notes”) were automatically converted into shares of common stock of the Company on August 31, 2012. The Series C Notes, with aggregate outstanding principal of $2,585.8 thousand and aggregate accrued and unpaid interest of $226.2 thousand, were converted into an aggregate of 27,111,248 shares of common stock.

The foregoing shares were issued in reliance upon an exemption from registration set forth in Regulation D and/or Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering.

The receipt of $250.0 thousand cash proceeds for equity issuance on August 31, 2012, in addition to the receipt of $250.0 thousand cash proceeds for equity issuance on July 24, 2012, (as previously reported in the Company’s Form 10-Q for the quarter ended June 30, 2012) has increased the Company’s available cash and equity by $500.0 thousand since June 30, 2012. The conversion of the Series C Notes eliminates that indebtedness and increases the Company’s equity by an equal amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2012	ORYON TECHNOLOGIES, INC.

	By:	/s/ Mark E. Pape
Mark E. Pape, Chief Financial Officer